Exhibit 5.11

CONSENT OF KENNETH MYERS

The undersigned hereby consents to the references to, and the information derived from, the technical report entitled “South Railroad Project, Form 43-101F1 Technical Report, Updated Preliminary Feasibility Study, Elko County, Nevada”, and to the references, as applicable, to the undersigned’s name included in or incorporated by reference in the Registration Statement on Form F-10 of Gold Standard Ventures Corp.

Dated: August 31, 2020	/s/ Kenneth Myers
Kenneth Myers, PE